W.G.T Consultants Ltd

1016-470 Granville Street

Vancouver, B.C.

V6C 1V5

Canada

Tel: 604-317-8161

Imperial Consolidated Capital

June 23, 2004

206-475 Howe Street

Vancouver, BC.

Canada

Gentlemen:

RE: Consent

With regards to my report on the Triune Property located in the Revelstoke Mining

Division and dated September 15, 2003.  Please accept this as my consent for you to use the report and all information contained within, for the Form 10SB filing process with the United States Securities and Exchange Commision regarding Imperial Consolidated Capital.

Yours Very Truly,

/s/ "William G. Timmins"

W.G.T. Consultants Ltd.